Exhibit 99.2

Dynasil 313 Washington Street Suite 403 Newton, MA 02458

To: All Dynasil Employees

From: Peter Sulick, President and CEO

Date: May 2, 2019

Re: Recent Board Action

Dear Employees,

Yesterday, the Dynasil Board approved a plan to potentially cease the registration of the Company's stock under federal securities laws and to delist its shares of stock from trading on the Nasdaq Capital Market, subject to shareholder approval later in the year. Dynasil is taking these steps to avoid the substantial cost and expense of being an SEC reporting company and to focus the Company's resources on enhancing long-term stockholder value. The Company anticipates savings exceeding $900,000 on an annual basis as a result of the proposed deregistration and delisting transaction.

In order to execute this plan Dynasil will complete a reverse stock split. Dynasil’s stockholders will vote on the proposed reverse stock split at a Special Meeting of Stockholders, to be held this summer. Additional details about the transaction are available in the press release and Form 8-K issued and filed by Dynasil this morning. Additional information will become available later in May when the Preliminary Proxy is filed with the SEC. Subject to the outcome of the Special Meeting of Stockholders, the delisting and deregistration will take place shortly afterwards.

Dynasil’s Board of Directors has determined the proposed transaction is in the best interests of all of the Company’s stockholders, both the stockholders who would be cashed out, as well as those remaining. Dynasil currently realizes none of the traditional benefits of public company status, yet incurs all of the significant annual expenses and indirect costs associated with being a public company. Without the public company status, Dynasil will have an ongoing cost structure befitting its current and foreseeable scale of operations. Additionally, its management will be able to have an increased focus on core operations.

Please note that the Employee Stock Purchase Plan (the “ESPP”) will be suspended following the exercise of current participants’ purchase rights on June 28, 2019. Between today and June 28, 2019, no new participants can begin contributing to the ESPP, nor can the current participants change their contribution level. Current participants, however, can elect not to have shares purchased for them on June 28, 2019 by notifying Patty Kehe at pkehe@dynasil.com or 617-668-6855 by no later than June 21, 2019.

We will file a Preliminary Proxy Statement with the SEC in the near future containing more information on this transaction, including extensive background on the Board’s rationale for the decision and how the price and split ratios were determined.

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Additional Information

THIS COMMUNICATION IS ONLY A BRIEF DESCRIPTION OF THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY INTENDS TO FILE A PROXY STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING A SCHEDULE 13E-3, WITH THE SEC CONCERNING THE PROPOSED TRANSACTION. A COPY OF ALL FINAL PROXY MATERIALS WILL BE SENT TO STOCKHOLDERS PRIOR TO A SPECIAL MEETING OF STOCKHOLDERS AT WHICH THE COMPANY’S STOCKHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. THE COMPANY URGES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS THE COMPANY FILES WITH THE SEC, INCLUDING THE COMPANY’S SCHEDULE 13E-3 AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC’S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO DYNASIL CORPORATION OF AMERICA, 313 WASHINGTON STREET, SUITE 403 NEWTON, MASSACHUSETTS 02458, ATTENTION: SECRETARY.

Dynasil and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning such participants is set forth in the proxy statement for Dynasil’s 2019 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on January 10, 2019. To the extent that holdings of Dynasil’s securities have changed since the amounts printed in Dynasil’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement to be filed by Dynasil with the SEC in connection with the proposed transaction.

Forward Looking Statements

This communication may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits of the proposed transaction, as well as the timing and stockholder approval of the proposed transaction. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the transaction discussed above are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the proposed transaction, SEC regulatory review of the Company’s filings related to the proposed transaction, and the continuing determination of the Board of Directors and Special Committee of the Board of Directors that the proposed transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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